Exhibit 10.01

REVOLVING FINANCING AGREEMENT

(SAL w/ ELT)

REVOLVING FINANCING AGREEMENT, dated as of July 1, 2006, among WALDEN UNIVERSITY, INC, whose principal office is located at 1001 Fleet Street, Baltimore, MD 21202 (herein called the “Borrower”), WELLS FARGO BANK, NATIONAL ASSOCIATION, solely in its capacity as eligible lender trustee for the Borrower (herein called the “Trustee”), with a corporate trust office located at 7077 Bonneval Road, Suite 400, Jacksonville, FL 32216, and SALLIE MAE, INC., whose principal office is located at 12061 Bluemont Way, Reston, VA 20190 (together with its successors and assigns, herein called “Sallie Mae”).

RECITALS

WHEREAS, the Borrower has requested advances from Sallie Mae in an aggregate amount of up to $100,000,000, which amount will be used by the Borrower in conducting its student lending activities; and

WHEREAS, Sallie Mae desires to encourage the Borrower’s lending activities by providing advances on the terms and conditions hereinafter set forth;

NOW THEREFORE, in consideration of the premises and the promises hereinafter set forth, the Borrower and Sallie Mae agree as follows:

SECTION 1. DEFINITIONS

For purposes hereof—:

1.1           “Act” means Part B of Title IV of the Higher Education Act of 1965, as amended (20 U.S.C. Section 1071 et seq.), and the regulations promulgated thereunder.

1.2           “Advance” or “Advances” means, respectively, any and all of the loans provided for in Section 3 of this Agreement, and any renewals or extensions thereof.

1.3           “Agreement” means this Revolving Financing Agreement providing for Advances to the Borrower upon the terms and conditions specified herein.

1.4           “Assignment” means an assignment by the Borrower and the Trustee to Sallie Mae in the form of Annex D-2 hereto, covering the Security, duly executed and completed, together with any supplemental assignments from time to time delivered pursuant to this Agreement.

1.5           “Borrower” means Walden University, Inc. and its permitted successors and assigns.

1.6           “Borrowing Date” means any Business Day during the Borrowing Period; provided, however, that unless otherwise agreed by Sallie Mae, there shall be no more than one Borrowing Date in any calendar week.

1.7           “Borrowing Period” means the period beginning on the date of this Agreement and ending on the Maturity Date.

1.8           “Business Day” means any day (i) on which commercial banks located in New York, NY are not required or authorized to remain closed, (ii) that is not a Saturday, Sunday, or legal holiday, (iii) that is a day of the year on which the New York Stock Exchange is not closed, and (iv) that is a day of the year on which Sallie Mae is not closed.

1.9           “Commitment” means the obligation of Sallie Mae to make Advances to the Borrower in the amounts provided in Section 3 hereof.

1.10         “Compliance Certificate” means a certificate in the form of Annex C hereto, duly completed in accordance with its terms and the applicable requirements of this Agreement, and signed by an authorized officer of the Borrower.

1.11         “Default” means a default specified in Section 9 hereof.

1.12         “ECFC” means SLM Education Credit Finance Corporation and its successors and assigns.

1.13         “Eligible Insurer” means a State or non-profit private institution or organization with which the Secretary has an agreement under Section 428(b) of the Act, that is deemed acceptable by Sallie Mae.

1.14         “Eligible Loan” means an Insured Loan that bears interest at the highest rate permitted under the Act for that loan at the time the loan was made, and in respect of which no payment of principal or interest is at the time overdue for more than thirty (30) days, and which is serviced by Sallie Mae, in its capacity as Servicer.

1.15         “ExportSS Agreement” means the ExportSS® Agreement dated July 1, 2006, among ECFC, Sallie Mae, the Borrower, and the Trustee, or any replacement, extension, or renewal thereof, as amended from time to time, that provides, among other items, for the sale to ECFC of all of the Insured Loans that are financed, in whole or in part, with the proceeds of any Advance.

1.16         “FFELP Loan” means an education loan made under the Act.

1.17         “Financials” mean, collectively, balance sheets of the Borrower and the related statements of earnings or receipts and of source and application of funds, together with the notes thereto, prepared in accordance with generally accepted accounting principles, consistently applied, with (A) with respect to the annual statements, opinions thereon of independent certified public accountants, and (B) with respect to quarterly statements, certifications from the financial officers of the Borrower responsible for the preparation of the Financials, to the effect that the Financials have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, and fairly present the financial condition of the Borrower as at their date and the results of its operations for the period then ended.

1.18         “Insured Loan” means a student loan made after the date of this Agreement under the Act (i) in connection with attendance by a student at a graduate or professional school that is part of Walden University, Inc., (ii) that is insured by an Eligible Insurer to the maximum extent provided for under the Act, and (iii) that is reinsured by the Secretary as to principal and interest to the extent provided in the Act.

1.19         “LARS form” means the “Lender’s Request for Payment of Interest and Special Allowance” that is filed with the Department of Education (previously known as ED Form 799), or any replacement thereof or substitution therefor.

1.20         “Maturity Date” means the later of (i) May 31, 2009, or (ii) the date of the last scheduled sale of Eligible Loans under the ExportSS Agreement.

1.21         “Note” shall mean the promissory note evidencing the Advances to be made under Section 3 hereof.

1.22         “Obligation” or “Obligations” means, collectively, the principal of and interest on the Advances and all other amounts from time to time owed by the Borrower to Sallie Mae or ECFC, whether or not arising under this Agreement or thereafter incurred.

1.23         “Request Register” means a form sent by Sallie Mae, in its capacity as Servicer, to the Borrower that details the pending disbursements of Insured Loans for a specific disbursement date.

1.24         “Sallie Mae” means Sallie Mae, Inc. and its successors and assigns.

1.25         “Secretary” means the United States Secretary of Education, or his successor or representative, acting under the Act.

1.26         “Security” shall have its meaning as defined in Section 8 of this Agreement.

1.27         “Servicer” means a servicing agent designated by the Borrower to originate and service the Insured Loans that is approved by Sallie Mae in accordance with the provisions of Section 8 hereof.

1.28         “Student Note” means, with respect to any Insured Loan that is at the time included in the Security, collectively: (1) each and every promissory note executed and delivered by the student borrower to evidence such loans or any portion thereof, and (2) each and every certificate of insurance or other instrument issued to evidence the insurance of such loan or any portion thereof (A) by the Secretary pursuant to the Act or (B) by an Eligible Insurer or instrumentality or official thereof.

1.29         “Trustee” means Wells Fargo Bank, National Association, solely in its capacity as eligible lender trustee for the Borrower, and any person or entity serving as a replacement or substituted trustee.

SECTION 2. REPRESENTATIONS AND COVENANTS OF THE BORROWER

A. The Borrower hereby represents, covenants, and warrants to Sallie Mae that:

(1)           The Financials for the calendar year ending on December 31, 2005 and the quarterly period ending on March 31, 2006, respectively, are complete and correct and fairly present the results of the Borrower’s operations for the periods ending on said dates, and are in conformity with generally accepted accounting principles applied on a consistent basis. The Borrower has no material contingent liabilities, liabilities for taxes, or unusual forward or long-term commitments not disclosed by, or reserved against, in said Financials or the notes thereto, and at the present time there are no material unrealized anticipated losses from any unfavorable commitments of the Borrower.  Since March 31, 2006, there has been no material adverse change in the financial condition of the Borrower from that shown by said Financials as at that date.

(2)           The Borrower is a for profit corporation duly chartered, validly existing and in good standing under the laws of the State of Florida, and is duly qualified to transact operations in all places where such qualification is necessary; and the Borrower has the necessary power to enter into and perform this Agreement and the Assignment and to borrow hereunder.

(3)           There are no suits, proceedings, or other matters pending, or to the knowledge of the Borrower threatened, against or affecting the Borrower or any of its property before any court or by or before any governmental authority, which, if adversely determined, would have a material adverse effect on the financial condition or operations of the Borrower, or its ability to make and perform this Agreement or the Note. The Borrower has advised Sallie Mae of all material pending investigations and examinations of the Borrower by regulatory or other governmental authorities, other than financial audits and other similar examinations conducted by oversight authorities on a regular basis with respect to other institutions similarly situated. Borrower agrees to advise Sallie Mae promptly in the event the Borrower becomes aware that any such suits, proceedings, investigations, or examinations are instituted while the Agreement or any Advances that may be made thereunder are outstanding.

(4)           The Borrower has advised Sallie Mae of all pending negotiations, discussions, agreements, and contracts relating to the consolidation, merger, sale, or conveyance of Borrower or any material part of its assets, or the sale or conveyance of any controlling interest in Borrower, and, so long as the Agreement remains outstanding, agrees to advise Sallie Mae promptly of any such negotiations, discussions, agreements and contracts that may arise from time to time.

(5)           The making and performance of this Agreement have been duly authorized by all necessary action and will not contravene any provision of law or of the Borrower’s governing documents or of any indenture or other agreement or instrument to which the Borrower is a party or by which the Borrower or its property may be bound or affected.  Any approvals, if necessary, of any regulatory authority and/or holders of the Borrower’s income capital certificates have been obtained.

(6)           No Default has occurred on the date of this Agreement or will occur by reason of the making of any Advance or the granting of the Security therefor.

(7)           The Borrower does not, and will not, discriminate on the basis of race, sex, color, creed, or national origin.

(8)           The Trustee does not, and will not, require that, as a condition to the receipt of a loan intended to be an Insured Loan, the respective student borrower or his family maintain a business relationship with the Trustee, except that this representation shall not apply with respect to any loan made by a credit union, savings and loan association, mutual savings bank, institution of higher education or by any other borrower with less than $75,000,000 in deposits.

(9)           The Borrower has advised Sallie Mae of any current limitations imposed by the Secretary or an Eligible Insurer as to the amount or number of Insured Loans the Borrower or the Trustee may make from time to time. The Borrower agrees promptly to advise Sallie Mae in the event any such limitations are imposed.

(10)         The Borrower agrees to advise Sallie Mae promptly in writing of any material change in its operations, management, or financial condition.

B.            With respect to each of the items now or hereafter included in the Security, the Borrower hereby represents, covenants and warrants:

(1)           So long as any Obligations remain outstanding, the Borrower at all times will be the sole beneficial owner of the Security and no lien, charge, encumbrance or other security interest will at any time exist upon the Security (other than interests of the Secretary or an Eligible Insurer in connection with the insurance of Insured Loans, or the lien of Sallie Mae or ECFC).

(2)           The Borrower has, and will continue to have, the full right and authority to pledge the Security (or to cause the Trustee to pledge legal title to the Security) pursuant to the Assignment and to consummate the other transactions contemplated herein.

(3)           The Borrower has exercised, and so long as any Advance remains outstanding will exercise, due diligence and reasonable care in the administration, servicing and collecting of Insured Loans from time to time included in the Security; provided, however, that for all of the Insured Loans that are originated and serviced by Sallie Mae, in its capacity as Servicer, Borrower shall be deemed in compliance with this requirement.

(4)           All Insured Loans from time to time delivered to Sallie Mae will be duly insured (i) by the Secretary under the Act or (ii) by an Eligible Insurer and reinsured by the Secretary, and will be entitled to the benefits of such insurance and of any special allowances and/or supplemental payments available to loans of such character under or pursuant to the Act or any applicable state legislation. The Borrower will not take or omit to take any action that would, under the Act, any applicable state legislation, regulations promulgated thereunder, or rules or decisions of the Secretary or of any Eligible Insurer or any instrumentality or official thereof, jeopardize such insurance or other benefits.

(5)           The rights of the Trustee to any and all benefits of insurance and to any special allowances and/or supplemental payments available in respect of Insured Loans included in the Security that are insured by an Eligible Insurer may be transferred to Sallie Mae pursuant to applicable legislation, regulations, rulings, or decisions, and Borrower shall give the necessary notice (or shall cause the Trustee to give the necessary notice) to Eligible Insurers or other authorities and take such other actions as may be necessary to transfer and perfect and otherwise preserve Sallie Mae’s rights under the Agreement to such insurance benefits, special allowances and/or supplemental payments.

SECTION 3. FINANCING COMMITMENT

Sallie Mae agrees, subject to and upon the terms of this Agreement, to make Advances to the Borrower from time to time as requested on the Borrowing Dates, but not later than the Borrowing Period, in an aggregate amount at any one time outstanding of up to ONE HUNDRED MILLION AND 00/100 DOLLARS ($100,000,000).  The total of all such Advances shall not exceed an aggregate principal amount at any one time outstanding equal to the amount for which Security has been pledged pursuant to and in accordance with the minimum collateral levels of Section 8.A hereof. Additionally, following the expiration of the Commitment Period set forth in the ExportSS Agreement, each Advance on any particular Borrowing Date shall be limited to an amount equal to the aggregate amounts that are to be disbursed on such Borrowing Date as subsequent disbursements on Eligible Loans that already had first disbursements made prior to the end of such Commitment Period.

The following provisions shall apply to Advances under this Section 3:

A.   Form of Note. The Advances shall be evidenced by a Note in the form of Annex A hereto having a stated principal amount not to exceed One Hundred Million and 00/100 Dollars ($100,000,000). The Note shall be dated as of July 1, 2006, and shall be payable to Sallie Mae or order on or before the Maturity Date.

B.   Interest. Interest shall be paid on the aggregate principal balance of the Advances outstanding at the end of each day during the period commencing on the date of the Note and ending on the date said principal balance outstanding is paid in full at a rate per annum, to the extent permitted by law, that shall be determined as to each such day by adding a specified percentage (the “Margin”) to the weighted average of the bond equivalent rates of the quotes of the 3-month commercial paper (financial) rates in effect for each of the days in such quarter as reported by the Federal Reserve in Publication H-15 (or its successor) for such 3-month period (computed on the basis of actual days elapsed and a year of 365 or 366 days, as appropriate).  The Margin shall be fifty one-hundredths percent (0.50%) per annum from the date of this Agreement until all Obligations are paid in full

For purposes hereof, the bond equivalent rates of the quotes of the 3-month commercial paper (financial) rates shall be determined by (A) multiplying the 3-month commercial paper (financial) rate by the actual number of days in the year (365 ordinarily, but

366 if February 29 falls within the year), and then dividing the result in (A) by (B) the result of the following two calculations: (i) multiplying the 3-month commercial paper (financial) rate by 90, and (ii) subtracting the product determined in clause (i) from 360. The resulting rate shall then be rounded to five (5) decimal places. For any day that is a Saturday, Sunday, or business holiday, the rate shall be determined by using the rate on the immediately preceding Business Day.

Interest on the Advances shall be accrued and shall be due and payable on the first Business Day following the last day of each month, except that the final interest payment on the Advances shall be due and payable on the same day as the principal thereof.

C.   Payment, etc. All payments of principal and interest in respect of the Advance or Advances and other charges made under this Agreement shall be made in lawful money of the United States in immediately available funds to the designated agent of Sallie Mae.  Interest on the Advances and other charges shall be calculated on the basis of actual days elapsed and a year of 365 days or 366 days, as applicable. If any principal of or interest on the Advances falls due on a Saturday, Sunday, or legal holiday at the place of payment, then such due date shall be extended to the next succeeding full Business Day at such place, and interest, in the case of a principal payment, shall be payable in respect of such extension.

Borrower agrees, until all Obligations have been fully repaid, to cause the Trustee to direct the Secretary, and any person or entity acting on behalf of the Secretary, to make all payments that would otherwise be paid to the Trustee or the Borrower pursuant to the LARS form, to an account designated by Sallie Mae in lieu of making such payments to the Trustee or the Borrower. To the extent Sallie Mae receives payment from the Secretary with respect to any particular calendar quarter (or part thereof) reflected on such LARS form before Borrower pays interest that is then owed on the Advances, and provided no affiliate of Sallie Mae has purchased a participation interest in the Insured Loans, Sallie Mae will apply such LARS form payment against the interest payment that is due and payable. If the LARS form payment received from the Secretary exceeds the amount that Sallie Mae applies against the interest payment owed by the Borrower, Sallie Mae will promptly refund the amount of the excess to the Borrower by electronic transfer of funds to Borrower’s designated account. If the LARS form payment received from the Secretary is insufficient to pay the interest payment that is owed by the Borrower, the Borrower will remain obligated to make such interest payment when due.

D.   Prepayments. The Borrower (i) may, at its option, prepay the Advances, in whole or in part and without penalty, at any time, and (ii) shall be required, from time to time, to prepay portions of the Advance as required by Sections 3.F and 3.G below. Except for prepayments with the proceeds of refunds or cancellations of Insured Loans, or the sale of Insured Loans by the Borrower to ECFC, any prepayment made shall be in the minimum amount, of Ten Thousand Dollars ($10,000.00) or in multiples thereof. Any principal amount so prepaid shall be added to the unutilized commitment remaining hereunder and maybe re-borrowed.

In addition to the above-described prepayment provision, the Borrower is also subject to the mandatory prepayment provisions contained herein, including, but not limited to, Sections 3.F, 3.G, 8.A.(2), 11.E, 11.F and 11.G hereof.

E.   Additional Payments. Overdue principal in respect of the Advances shall bear interest at a rate per annum two percent (2%) above the rate in effect thereon at the time the same becomes overdue. Overdue interest in respect of the Advances, at the time it becomes overdue, shall be added to the principal amount of the Advances and shall bear interest at the same rate as overdue principal.

F.   Loan Sale Proceeds. All proceeds of sales of Insured Loans under the ExportSS Agreement will be applied as follows:

(i) the portion of the proceeds of such sales that represents the Principal Balance (as defined in the ExportSS Agreement) of the Insured Loans that are sold will be applied to prepay the principal portion of the Advance outstanding under this Agreement, and

(ii) the portion of the proceeds of such sales that represents premiums, accrued interest, or other amounts that are payable in connection with such sales will be applied to repay any amounts outstanding under this Agreement or the ExportSS Agreement that are payable and overdue, and any excess will be paid to the Borrower by electronic funds transfer.

G.   Mandatory Loan Sales. In addition to all other rights of Sallie Mae described herein (including, but not limited to, the rights more fully described in Sections 8 and 9 hereof), in the event of any payment Default by the Borrower under Section 9.B hereof, the Borrower hereby agrees to promptly sell Insured Loans to ECFC in an amount sufficient to cover such payment Default.  Any such loan sale shall be made in accordance with the terms of the ExportSS Agreement.

SECTION 4. CONDITIONS PRECEDENT.

The obligation of Sallie Mae to enter into this Agreement, and to make any Advance hereunder, shall be subject to compliance, in all material respects, with each of the following conditions:

(1) All legal matters incident to the making of this Agreement or the making of such Advance shall be approved by counsel to Sallie Mae.

(2) Sallie Mae shall have received, in form and substance satisfactory to Sallie Mae and its counsel, the following:

(a) A Note, in the form of Annex A hereto.

(b) A certificate of the secretary or other appropriate officer of the Borrower substantially in the form of Annex B hereto.

(c) Assignment of the Security in the form of Annex D-2 hereto.

(d) The Financials referred to in Section 2.A hereof.

(e) With respect to any Insured Loans included in the Security, counterparts of one or more financing statements (UCC-1), signed (if required) by the Borrower and the Trustee, in such number as Sallie Mae shall request, in which the Borrower and the Trustee are designated as “Debtor” and Sallie Mae as “Secured Party,” covering the collateral more fully described on Annex E hereto.

(f) An opinion of counsel to the Borrower, substantially in the form of Annex G hereto.

(g) If Sallie Mae is not the sole Servicer of the Insured Loans, a Custodian Agreement among Sallie Mae, the Servicer, and the Borrower, that provides for the Servicer to hold the Insured Loans and all documentation relating to the Insured Loans as custodian and agent for Sallie Mae.

SECTION 5. COMMITMENT FEE

[INTENTIONALLY OMITTED]

SECTION 6. MANNER OF BORROWING

Sallie Mae, in its capacity as Servicer of the Insured Loans, will send a Request Register to the Borrower at least one Business Day prior to the date the funds for the individual Insured Loan disbursements shown on the Request Register are scheduled to be received by the school. The Borrower hereby authorizes Sallie Mae to make an Advance to the Borrower in the amount shown on such Request Register. Sallie Mae agrees, subject to the remaining terms of this Agreement, to make such Advance to the Borrower, in most cases (except where the school’s process requires an alternate schedule) no later than 2:00 p.m. Central time at least one Business Day prior to the date such Insured Loan disbursements are scheduled to be received by the school.

Additionally, if Sallie Mae is not the sole Servicer of the Insured Loans, then the Borrower shall also be required to submit to Sallie Mae, on the same day that the Borrower receives the Request Register, a Compliance Certificate in the form of Annex C hereto, dated as of the date of such Advance, that discloses that the Security is in compliance with Section 8.A.(2) hereof.

SECTION 7. PARTICULAR COVENANTS OF THE BORROWER

From the date hereof and until the Maturity Date and the performance of all other obligations of the Borrower under this Agreement, the Borrower agrees that:

A. Investment of Proceeds. Advances made hereunder shall only be used for the purpose of funding originations of Insured Loans under the ExportSS Agreement.

B. Financial Statements and Other Information. The Borrower shall furnish to Sallie Mae:

(1)           As soon as possible and in no event more than ninety (90) days after the end of each fiscal year of the Borrower, Financials as at the end of and for such year.

(2)           As soon as possible and in no event more than forty-five (45) days after the end of each quarterly accounting period of the Borrower, Financials as at the end of and for such period.

(3)           Promptly upon Sallie Mae’s request, such other information regarding the Borrower’s financial condition and affairs, and regarding the Security or Insured Loans owned by the Borrower, as Sallie Mae may reasonably request.

(4)           Promptly after the commencement thereof, notice of any action, suit or proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, involving the Borrower that might have a material adverse effect upon the financial condition of the Borrower or on the Borrower’s ability to perform its obligations under this Agreement.

(5)           Within five (5) business days following the effective date of any change in name or address of the Borrower, or the name or address of the Trustee, written notice of such change to the addresses provided in Section 10.

C.   Maintenance of Existence; Conduct of Operations. The Borrower will preserve and maintain its corporate existence and all of its rights, privileges, and franchises necessary or desirable in the normal conduct of its operations, and the Borrower will conduct its operations in an efficient and regular manner.

D.   Compliance with Applicable Laws. The Borrower will comply with the requirements of all applicable laws, rules, regulations, and orders of any governmental authority, a breach of which would materially adversely affect the operations or credit of the Borrower, except where contested in good faith and proper proceedings.

E.   Compliance Certificate. If any of the Insured Loans are originated or serviced by a Servicer other than Sallie Mae, then within ten (10) days after the end of each calendar quarter, the Borrower shall furnish to Sallie Mae a Compliance Certificate, completed and executed as of the last day of such quarter by an authorized official of the Borrower; provided, however, that if an Advance has been disbursed within thirty (30) days prior to the end of such quarter, this requirement shall be waived with respect to such period.

F.   Collateral Listing. If any of the Insured Loans are originated or serviced by a Servicer other than Sallie Mae, then on the date this Agreement is executed by the parties hereto and within forty-five (45) days after the end of each calendar year, the Borrower shall provide Sallie Mae with a current listing of the Insured Loans included in the Security showing (i) the outstanding principal balance of and accrued interest on each Insured Loan, and (ii) a current delinquency aging of the Insured Loans included in the Security.

G.   Contact With Student Borrowers. So long as any Insured Loan shall be included in the Security, at least once within each twelve month period the Borrower shall be in contact with the respective student borrower.  Any of the following shall be deemed to constitute contact: (i) verification of current address and receipt of an acknowledgement of liability; (ii) receipt of a payment of principal and/or interest, (iii) disbursement of an additional student loan; or (iv) a status verification conducted by an Eligible Insurer.

H.   Servicer Operations Report. If any of the Insured Loans are originated or serviced by a Servicer other than Sallie Mae, then Borrower shall furnish to Sallie Mae, within fifteen (15) days after the end of each calendar quarter, a written report prepared by the Servicer in the form of Annex F hereto showing the claims and delinquency status of Insured Loans included in the Security.

I.   Updated Secretary’s Certificate. Within ten (10) days of the addition of any individual to the authorized signers listed on the Borrower’s secretary’s certificate delivered pursuant to Section 4.A(2)(b) hereof, the Borrower shall furnish to Sallie Mae an updated secretary’s certificate, providing the name, title, and sample signature of the additional person(s) authorized to execute documents on the Borrower’s behalf.

J.   Sale of Insured Loans. Borrower and the Trustee acknowledge that, under and pursuant to the terms of the ExportSS Agreement, all Insured Loans that are financed, in whole or in part, with the proceeds of any Advance, are required to be offered for sale to ECFC, irrespective of where or by whom such loans are originated or serviced.

K.   Sovereign Immunity. The Borrower waives whatever rights it may have to claim against Sallie Mae immunity afforded to a sovereign entity from suit and legal process (whether in aid of jurisdiction, prejudgment attachment, or execution on a judgment) to the fullest extent permitted by law.

L.   Other Requirements. Within ten (10) days following a written request from Sallie Mae, the Borrower will furnish Sallie Mae with:

(1) such opinions of counsel to the Borrower as Sallie Mae may reasonably request as to (a) the status of Sallie Mae’s security interest in the Insured Loans that have been assigned and transferred to Sallie Mae as Security for the Advances hereunder as a prior first lien on such Insured Loans; and (b) such other matters incident to the transactions hereby contemplated as Sallie Mae or its counsel may reasonably request; and

(2) such other documents, agreements, and information as Sallie Mae may reasonably request, including additional Assignments.

SECTION 8. SECURITY

A.            (1) The Security for the Advances and all other Obligations of the Borrower to Sallie Mae shall consist of all FFELP Loans from time to time beneficially owned by the Borrower and legally owned by the Trustee as may from time to time be pledged to Sallie

Mae, and all other property as set forth and defined as Security in the Assignment. Unless otherwise agreed by Sallie Mae in writing, every FFELP Loan that is legally or beneficially owned by the Borrower (or legally owned by the Trustee) shall be pledged to Sallie Mae and included in the Security at all times prior to sale to ECFC.

(2)           The aggregate unpaid principal balance of Eligible Loans included in the Security divided by 1.0 shall at all times be equal to or exceed the amount of the unpaid principal balance of the Note. In the event all or any portion of the Security shall mature, shall be paid or retired, or shall otherwise be reduced in amount prior to the Maturity Date, the Borrower shall promptly, and in any event upon the demand of Sallie Mae within two days of a request therefor, pledge to Sallie Mae (or cause the Trustee to pledge to Sallie Mae), and grant to Sallie Mae (or cause the Trustee to grant to Sallie Mae) a security interest in, such additional Security, in such amounts as may be necessary or as may be requested by Sallie Mae, so that the amount of the Security shall be equal to or greater than the amount initially required by this Section 8.A(2), provided, however, that in the event additional Eligible Loans are not available to the Borrower or the Trustee for inclusion in the Security, the Borrower shall pay to Sallie Mae for application to the principal of the Advance an amount sufficient to reduce the principal balance of the Advance such that the percentage of Eligible Loans pledged shall be at least equal to the amount required under this Section 8.A(2). An Insured Loan shall become ineligible for purposes of the computation made above at the time it becomes overdue in respect of the payment of principal or interest for more than thirty (30) days. Such Insured Loans, however, shall continue to be pledged and assigned to Sallie Mae and shall be included within the Security for the Advance.

B. The following provisions shall apply to the Security and the holding, servicing, administration, and disposition thereof:

(1)           If any of the Insured Loans are originated or serviced by a Servicer other than Sallie Mae, then (a) the Insured Loans forming the Security under the Agreement shall be physically segregated from all other property of the Borrower and marked or otherwise designated to disclose the security interest of Sallie Mae therein, and (b) the Insured Loans that are financed, in whole or in part, with the proceeds of any Advance shall be either (i) physically segregated from the Insured Loans of the Borrower that are not so financed, or (ii) marked or otherwise designated to the reasonable satisfaction of Sallie Mae as having been financed with the proceeds of an Advance.  In the event the Student Notes relating to the Insured Loans are in the form of master promissory notes, the Borrower shall provide for the delivery to Sallie Mae of certified copies of such master promissory notes if such copies are needed to prove the existence of (or otherwise to assist in the collection of) such Insured Loans.

(2)           The Borrower shall, at its own expense, (or shall cause the Servicer to) administer, service, and collect all Insured Loans from time to time included in the Security, and maintain appropriate books and records in respect thereof, whether or not Sallie Mae shall exercise any of its rights hereunder (and the foregoing requirement shall be deemed satisfied if Sallie Mae is the sole Servicer for the Loans); provided, however, that Sallie Mae or its designated agent, upon ten (10) days’ prior written notice to the Borrower, may assume, at the expense of the Borrower, the administration, servicing, and collection of the Insured Loans included in the Security if such actions are necessary to preserve the value of the Security and Sallie Mae’s rights therein. With the prior written approval of Sallie Mae, which may be withheld in Sallie Mae’s sole discretion, the Borrower and the Trustee may delegate to another, upon terms satisfactory to Sallie Mae, the functions of administering, servicing, and collecting such Insured Loans, but Borrower acknowledges that in no event will Sallie Mae grant such approval for the Borrower and the Trustee to delegate such servicing functions to any entity (other than an affiliate of Sallie Mae) with respect to the Insured Loans that are part of the Security that were financed with the proceeds of any Advance.

(3)   Without the prior written consent of Sallie Mae, the Borrower shall not maintain any of its books and records with respect to Insured Loans included in the Security away from the Borrower’s premises in Baltimore, MD, or at Sallie Mae’s premises, except in the event of an emergency, which shall include fire and flood. In the event of an emergency, Borrower shall notify Sallie Mae as soon as possible.

(4)   The Borrower shall at all times prior to the Maturity Date maintain Eligible Loans in the Security in an amount equal to or exceeding the amount specified in Section 8.A.(2) hereof. An Insured Loan shall become ineligible for purposes of the above computation at the time it becomes overdue in respect of the payment of principal or interest for more than thirty (30) days. Such Insured Loans, however, shall continue to be pledged and assigned to Sallie Mae and shall be included within the Security.

(5)   Without the prior written consent of Sallie Mae, neither the Borrower nor the Trustee shall file or permit to be filed in any jurisdiction any financing statement or like instrument with respect to the Security or any part thereof in which Sallie Mae is not named as the sole secured party.

(6)   Sallie Mae reserves the right, at any time, to file in appropriate offices the financing statements referred to in Section 4(2)(e) hereof, and the Borrower and the Trustee each hereby appoints Sallie Mae its attomey-in-fact to execute in the Borrower’s and the Trustee’s name all such financing statements, as well as amendments, renewals, and modifications thereof, and to file such documents in the appropriate offices.

(7)   The Borrower and the Trustee shall, upon the demand of Sallie Mae,

(a)   give, execute, deliver, file, and/or record any notice, statement, instrument, document, agreement, or other papers that may be necessary or desirable in the sole judgment of Sallie Mae, in order to create, preserve, perfect, or validate any security interest granted pursuant to this Agreement or to enable Sallie Mae to exercise and enforce its rights hereunder with respect to such security interest; and

(b)   at any reasonable time and from time to time, permit Sallie Mae or any agents or representatives to examine and make copies of the records and books of account related to the Security and the transactions contemplated by this Agreement, to visit the Borrower’s and the Trustee’s properties and to discuss the Borrower’s and the Trustee’s affairs, finances, and accounts with any of the Borrower’s or the Trustee’s officers and independent accountants and to discuss the Borrower’s student loan program and the Insured Loans included in the Security with any Eligible Insurer.

(8)   From time to time upon the demand of Sallie Mae, the Borrower and the Trustee shall:

(a)   endorse the Student Notes contained In the Security and deliver the same to Sallie Mae or its Agent for safekeeping and/or prepare and furnish to Sallie Mae such instruments of assignment and transfer in such form and substance as may be specified by Sallie Mae in its demand;

(b)   keep and otherwise maintain the Borrower’s and the Trustee’s books and records relating to the Insured Loans and Student Notes included in the Security in such manner as Sallie Mae may require;

(c)   prepare and furnish to Sallie Mae such records, lists, schedules, and other information relating to the Insured Loans and Student Notes included in the Security, including such information as may be contained in computerized databases maintained by the Borrower or its agents, as may be requested by Sallie Mae from time to time; and

(d)   take such additional actions as may be necessary or useful to facilitate the administration, servicing, and collection of the Insured Loans included in the Security in the event Sallie Mae exercises its rights under Section 8.B(2) hereof.

(9)   Sallie Mae may, in its discretion (but shall not be obliged to) with the consent of the Borrower and the Trustee (which consent may not unreasonably be withheld) in its name or in the name of the Borrower and the Trustee or otherwise, demand, sue for, collect, or receive any money or property at any time receivable on account of or in exchange for any of the Security, and Sallie Mae may make any compromise or settlement deemed desirable with respect to any of the Security and may extend the time of payment, arrange for payment in installments, otherwise modify the terms of, or release any of the Security, without thereby incurring responsibility to, or discharging or otherwise affecting any liability of, the Borrower or the Trustee. The Borrower and the Trustee hereby authorize Sallie Mae, either in its own name or in the name of the Borrower or the Trustee, to file all claims for reimbursement under the certificate of insurance assigned to Sallie Mae hereunder and to receive the proceeds therefrom.

(10)   Upon Default in the payment when due of any principal of or interest on any Advance or other Obligation, including any liability arising under Sections 3.E and 9 hereof,

(a)   Sallie Mae shall have the rights and remedies with respect to the Security of a secured party under the Uniform Commercial Code as in effect at the time of the Default; and

(b)   with respect to the Security, upon ten (10) days’ prior written notice to the Borrower and the Trustee, Sallie Mae may sell or cause to be sold, at such time or places as Sallie Mae in its discretion shall decide, and for cash or on credit or for the future delivery (without thereby assuming any credit risk), all or any of the Security, including the Borrower’s and the Trustee’s rights and interest in the

Student Notes forming a part of the Security, at public or private sale (including, without limitation, a sale to ECFC pursuant to the terms of the ExportSS Agreement), without demand of performance or notice of intention to sell or of time or place of sale (except such notice as is required above or by applicable statute that cannot be waived), and Sallie Mae or anyone else may be the purchaser of any or all of the Security so sold and thereafter hold the same absolutely free from any claim or right of whatsoever kind of the Borrower and the Trustee, any such demand and notice of rights being hereby expressly waived and released by the Borrower and the Trustee. The proceeds of each such sale under this Section 8.B(10) shall be applied in accordance with Section 8.B(11) hereof. If the proceeds of the sale, collection, or other realization of or upon the Security are insufficient to cover the expenses of such realization and the payment in full of the Obligations, the Borrower shall remain liable for any deficiency.

(11)   Unless Sallie Mae and the Borrower otherwise agree, Sallie Mae shall apply all amounts received by it in respect of the Security under Section 8.B(9) or Section 8.B(10), as follows: first, to pay the expenses of Sallie Mae in connection with collecting such amounts; second, to the payment of the Obligations, first to interest, second to principal, and third to any remaining Obligations; and third, any balance remaining after the payment in full of the Obligations shall be released to the Borrower, or its successor and assigns.

(12)   If Sallie Mae so requests, whether or not a Default exists, the Borrower and the Trustee shall forthwith pay to Sallie Mae at its offices all amounts received by the Borrower or the Trustee upon or in respect of any Security, appropriately advising Sallie Mae as to the source of such funds.

SECTION 9. DEFAULTS; SUSPENSION OF COMMITMENT

Defaults

If any of the following defaults shall occur, namely:

A.   Any representation or warranty in this Agreement or in any certificate or writing furnished to Sallie Mae pursuant hereto shall prove to have been incorrect in any material respect or shall be breached in any material respect; or

B.   Default in the payment when due of any principal of or interest on any Advance or other Obligation, including any payment that may be required under Section 3.E hereof; or

C.   The Borrower or the Trustee shall fail to perform any of the covenants or undertakings in Section 7 of this Agreement or any other provision of this Agreement; or

D.   The Borrower or the Trustee shall (i) apply for or consent to the appointment of a conservator, receiver, trustee, liquidator, or the like for itself or its property; (ii) be unable, or admit in writing its inability, to pay its debts as they mature, (iii) make a general assignment for the benefit of creditors; (iv) be adjudicated as bankrupt or insolvent; (v) if the Borrower or the

Trustee is a financial institution, be seized, taken over, or otherwise subjected to the decision-making control of or by its regulatory authorities; or (vi) file a voluntary petition in bankruptcy or a petition or answer seeking reorganization or an arrangement with creditors or to take advantage of any insolvency law or an answer admitting the material allegations of a petition filed against it in any bankruptcy, reorganization, or insolvency proceedings, or corporate action shall be taken by it for the purpose of effecting any of the foregoing; or

E.   An order, judgment, or decree shall be entered without the application, approval, or consent of the Borrower or the Trustee by any court or governmental agency of competent jurisdiction, approving a petition seeking reorganization of the Borrower or the Trustee or appointing a conservator, receiver, trustee, liquidator, or the like for the Borrower or the Trustee or for all or a substantial part of either of their assets and such order, judgment, or decree shall continue unstayed or in effect for any period of thirty (30) consecutive days, or an involuntary petition shall have been filed against the Borrower or the Trustee in bankruptcy or seeking reorganization under the Bankruptcy Act and the same shall not have been dismissed within sixty (60) days; or

F.   Sallie Mae’s rights and prospects of repayment of any current or future Advances hereunder are, in Sallie Mae’s reasonable judgment, in any way prejudiced or rendered insecure

THEN, in any such case, Sallie Mae may by written notice to the Borrower and the Trustee terminate the Commitment and/or, if any Advance or Advances are then outstanding, declare the principal of and interest on any such Advance or Advances to be forthwith due and payable, whereupon the same shall become forthwith due and payable, without protest, presentment, or demand, all of which are expressly waived by the Borrower and the Trustee.

Suspension of Commitment

If, in the absence of a Default, Sallie Mae in its reasonable judgment determines that there has occurred a material adverse change in the financial condition of the Borrower, the Trustee, or with respect to the management of the Borrower or the Trustee, or in the Borrower’s ability to administer its student loan program, or in the quality of the Security, with the result that Sallie Mae’s rights or prospects of repayment of any current or future Advance are prejudiced, Sallie Mae, by written notice to the Borrower and the Trustee, may suspend the Commitment and Sallie Mae shall not have the obligation to make additional Advances until Sallie Mae in its reasonable judgment is satisfied that the condition(s) that caused the determination has (have) been remedied.

SECTION 10. NOTICES

All notices, requests, demands, and other communications herein shall be in writing, and, except as otherwise specifically provided in this Agreement, shall be deemed to have been duly given if delivered or mailed, first class, postage prepaid, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

A.   If to Sallie Mae, at 12061 Bluemont Way, Reston, VA 20190, Attention:

Financing Administration and Loan Documentation, with copies to Senior Vice President, Financial Institution Sales, Sallie Mae, Inc., 11100 USA Parkway, Fishers, IN 46037. Copies of notices of name or address changes of the Borrower shall also be sent to Andrew G. Wachtel, Sallie Mae, Inc., 12061 Bluemont Way, Reston, VA 20190; Fax Number: 703-984-5979.

B.  If to the Borrower, at 1001 Fleet Street, Baltimore, MD 21202, Attention: Robert Zentz, General Counsel.

C.  If to the Trustee, at 7077 Bonneval Road, Suite 400, Jacksonville, FL 32216, Attention: Tricia Heintz, Vice President.

SECTION 11. MISCELLANEOUS

A.   Waivers, Etc. No failure on the part of Sallie Mae to exercise, and no delay in exercising, any right hereunder will operate as a waiver thereof; nor will any single or partial exercise or waiver of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

B.   Expenses. The Borrower will pay:

(1)  all taxes, if any, upon documents or transactions pursuant to this Agreement; and

(2)  costs of collection (including without limitation all reasonable counsel fees) in the event of any Default hereunder.

C.   Counterparts. This Agreement may be executed in any number of counterparts, all of which taken together will constitute one agreement, and any of the parties hereto may execute this Agreement by signing any such counterpart.

D.   Law Governing. This Agreement and the Note are being delivered in and shall be construed in accordance with and governed by the laws of the Commonwealth of Virginia, without giving effect to any choice of law or conflict of law provisions or principles (whether of the Commonwealth of Virginia or any other jurisdiction) that would cause the application of any laws of any jurisdiction other than the Commonwealth of Virginia. All parties hereby irrevocably and unconditionally submit to the jurisdiction of any state court sitting in Fairfax County, Virginia, and the Federal District Court sitting in the City of Alexandria, Virginia, over any suit, action, or proceeding arising out of or relating to this Agreement and the Note. Each party hereby irrevocably and unconditionally waives any objection to the laying of venue in any such court and any claim that such court is an inconvenient forum.

E.   Mandatory Prepayment and Termination of Commitment. If for any reason the ExportSS Agreement (or ECFC’s obligation to purchase Insured Loans thereunder) is terminated by either party thereto prior to the Maturity Date of this Financing Agreement, then the Borrower shall, within three (3) Business Days of such termination, pay all Obligations outstanding under this Agreement, and, notwithstanding any other provisions contained herein to the contrary, Sallie Mae’s Commitment to make any further Advances hereunder shall be terminated.

F.   Right to Terminate. Anything contained in this Agreement to the contrary notwithstanding, at anytime prior to the Maturity Date, either party hereto may terminate this Agreement upon sixty (60) days’ prior written notice to the other party only in the event that such party is permitted to terminate the ExportSS Agreement at such time. The Borrower shall, on the effective date of such termination, pay all Obligations outstanding under this Agreement, and Sallie Mae’s Commitment to make any further Advances hereunder shall be terminated.

G.   Termination of Agreement. Sallie Mae (or the Borrower with respect to subparagraph (a) of this paragraph) may, but shall not be obligated to, terminate this Agreement upon thirty (30) days’ prior written notice to the other parties if:

(a) for any reason the Secretary alleges in writing (either formally or informally) that: (i) Sallie Mae’s providing financing to the Borrower under the terms of this Agreement, or (ii) all or any part of any other agreement, contract, indenture, or other instrument among the Borrower, the Trustee, and Sallie Mae or among the Borrower, the Trustee, and ECFC, is in violation of the Act (including, without limitation, the “prohibited inducements” guidelines issued by the Secretary), or (iii) Sallie Mae should be re-characterized as the “lender” of the Insured Loans; or

(b) any offset, holder, or other fee is imposed on Sallie Mae with respect to Insured Loans beneficially owned by the Borrower and legally owned by the Trustee that are financed by Sallie Mae, if such fee is imposed for the time period that the Borrower or the Trustee still owned the Insured Loans.

The Borrower shall, on the effective date of such termination, pay all Obligations outstanding under this Agreement, and, notwithstanding any other provisions contained herein to the contrary, Sallie Mae’s Commitment to make any further Advances hereunder shall be terminated.

H.   Assignment. This Agreement shall be assignable by Sallie Mae. Sallie Mae agrees to give the Borrower and the Trustee at least sixty (60) days’ prior written notice of an assignment of the duties, rights, and obligations of Sallie Mae under the Agreement. This Agreement is not assignable by the Borrower or the Trustee, except (i) in the circumstance of the replacement or resignation of the Trustee and the appointment of a substitute trustee for the Borrower, or (ii) in the circumstance where the Borrower assigns or transfers its rights under this Agreement to a non-profit entity in compliance with the provisions and limitations of the Higher Education Act; provided, however, that following any such assignment, the Borrower will remain liable for all obligations of the Borrower that are set forth in this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date and year first above written.

SALLIE MAE, INC.		WALDEN UNIVERSITY, INC.

By:	/s/ Jerry Maher	By:	/s/ Richard Patro

Name:	Jerry Maher	Name:	Richard Patro

Title:	Senior Vice President	Title:	CFO, Walden University

WELLS FARGO BANK, NATIONAL

ASSOCIATION, solely in its capacity as
Eligible Lender Trustee for Walden University,
Inc.

By:	/s/ Tricia Heintz

Name:	Tricia Heintz

Title:	Vice President

ANNEX A

PROMISSORY NOTE

Reston, Virginia
$100,000,000	July 1, 2006

FOR VALUE RECEIVED, the undersigned (the “Borrower”) hereby promises to pay to the order of Sallie Mae, Inc. (“Sallie Mae”), at the offices of its designated agent, on the later of (i) May 31, 2009 or (ii) the date of the last scheduled sale of Eligible Loans under the ExportSS® Agreement (the “Maturity Date”), in lawful money of the United States, the principal sum of One Hundred Million and 00/100 Dollars ($100,000,000.00), or such lesser principal sum as shall equal the balance outstanding of the Advances made by Sallie Mae to the Borrower from time to time under a Revolving Financing Agreement dated July 1, 2006 (the “Financing Agreement”), and to pay interest on the aggregate principal balance of the Advances outstanding at the end of each day during the period commencing on the date hereof and ending on the date said principal balance outstanding is paid in full at a rate per annum, to the extent permitted by law, that shall be determined as to each such day by adding a specified percentage (the “Margin”) to the weighted average of the bond equivalent rates of the quotes of the 3-month commercial paper (financial) rates in effect for each of the days in such quarter as reported by the Federal Reserve in Publication H-15 (or its successor) for such 3-rnonth period (computed on the basis of actual days elapsed and a year of 365 or 366 days, as appropriate). The Margin shall be fifty one-hundredths percent (0.50%) per annum from the date of this Note until all Obligations are paid in full.

For purposes hereof, the bond equivalent rates of the quotes of the 3-month commercial paper (financial) rates shall be determined by (A) multiplying the 3-month commercial paper (financial) rate by the actual number of days in the year (365 ordinarily, but 366 if February 29 falls within the year), and then dividing the result in (A) by (B) the result of the following two calculations: (i) multiplying the 3-month commercial paper (financial) rate by 90, and (ii) subtracting the product determined in clause (i) from 360.  The resulting rate shall then be rounded to five (5) decimal places. For any day that is a Saturday, Sunday, or business holiday, the rate shall be determined by using the rate on the immediately preceding Business Day.

Interest hereunder shall be accrued and shall be due and payable on the first Business Day following the last day of each month, except that the final interest payment hereunder shall be due and payable on the same day as the principal hereunder.

All payments of principal and interest hereunder shall be made in lawful money of the United States in immediately available funds to the designated agent of Sallie Mae. Interest hereunder shall be calculated on the basis of actual days elapsed and a year of 365 days or 366 days, as applicable. If any principal of or interest on the Advances falls due on a Saturday, Sunday, or legal holiday at the place of payment, then such due date shall be extended to the next succeeding full Business Day at such place, and interest, in the case of a principal payment, shall be payable in respect of such extension.

This Note evidences Advances made pursuant to the above-mentioned Financing

1

Agreement between the Borrower and Sallie Mae, providing for the Advances, the acceleration of the maturity of such Advances, and for the prepayment thereof, all on the terms set forth in said Financing Agreement. Unless otherwise defined, capitalized terms used herein shall have the meanings ascribed to them in the Financing Agreement.

IN WITNESS WHEREOF, the Borrower has caused this Note to be executed by its duly authorized representative.

WALDEN UNIVERSITY, INC.

By:

Name:

Title:

[Corporate Seal]

2

ANNEX B

BORROWER’S
SECRETARY’S CERTIFICATE

I,                                                                            , Secretary of                                                                       , a                                  corporation organized under the laws of the State of                                      (the “Borrower”), hereby certify to Sallie Mae, Inc. that:

1.   Attached hereto as Exhibits 1 and 2 are true copies of the By-Laws and Articles of Incorporation of the Borrower as in effect on the date hereof.

2.   Attached hereto as Exhibit 3 is a true copy of certain resolutions duly adopted by the        [Committee] of the Board of Directors of the Borrower at a meeting duly called and held on                    , at which a quorum was present and acting throughout.  Said resolutions are still in full force and effect and have not been amended, superseded, or revoked.

3.   The persons named below are at the date hereof the duly elected, qualified, and acting officers of the Borrower holding the offices indicated, and the signature following each name is the genuine signature of the person named:

Name	Title	Signature

WITNESS my hand and the seal of the Borrower this      day of                         , 20    .

, Secretary
(SEAL)

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EXHIBIT 3
to
SECRETARY’S CERTIFICATE

RESOLVED, that [either] the                            [or/and]                                      of                                        be and each of them, acting singly, hereby is authorized, in the name and on behalf of                                              , this                               day of     , 20   , to execute a Revolving Financing Agreement with Sallie Mae, Inc. (“Sallie Mae”) in the form that has been submitted to this meeting and that shall be marked by the Secretary for identification and filed among the records of this Corporation.

FURTHER RESOLVED, that [either] the                            [or/and]                         of                      be and each of them, acting singly, hereby is authorized in the name and on behalf of                          , from time to. time to borrow from Sallie Mae up to an aggregate amount of $               and to sign and deliver promissory notes of             evidencing such borrowing and assignments and other instruments relative to collateral security therefor, all as provided in said Revolving Financing Agreement.

FURTHER RESOLVED, that all above-named officers of                     be and they hereby are each authorized on behalf of             to execute all such instruments and to perform all such other acts as may be appropriate for the purpose of carrying out the foregoing resolutions and effecting said Revolving Financing Agreement.

Certified as True and Correct.

Secretary

[Corporate Seal]

1

ANNEX B-1

TRUSTEE’S
SECRETARY’S CERTIFICATE

I,                                             , Secretary of                                                    (acting solely in its capacity as eligible lender trustee for [INSERT BORROWER]), a corporation organized under the laws of the State of                                          (in such capacity, the “Trustee”), hereby certify to Sallie Mae, Inc. that:

1.   Attached hereto as Exhibits 1 and 2 are true copies of the By-Laws and Articles of Incorporation of the Trustee as in effect on the date hereof.

2.   Attached hereto as Exhibit 3 is a true copy of certain resolutions duly adopted by the                      [Committee] of the Board of Directors of the Trustee at a meeting duly called and held on                                  , at which a quorum was present and acting throughout. Said resolutions are still in full force and effect and have not been amended, superseded, or revoked.

3.   The persons named below are at the date hereof the duly elected, qualified, and acting officers of the Trustee holding the offices indicated, and the signature following each name is the genuine signature of the person named:

Name	Title	Signature

WITNESS my hand and the seal of theTrustee this        day of                          , 20    .

, Secretary
(SEAL)

1

EXHIBIT 3
to
SECRETARY’S CERTIFICATE

RESOLVED, that [either] the                                                 [or/and]                                       of                                       be and each of them, acting singly, hereby is authorized, in the name and on behalf of                                            (acting solely in its capacity as eligible lender trustee for [INSERT BORROWER]) (in such capacity, “Trustee”), this day            of                            , 20    , to execute a Revolving Financing Agreement with Sallie Mae, Inc. (“Sallie Mae”) in the form that has been submitted to this meeting and that shall be marked by the Secretary for identification and filed among the records of this Corporation.

FURTHER RESOLVED, that [either] the                                             [or/and]                                                            of                                    be and each of them, acting singly, hereby is authorized in the name and on behalf of the Trustee, from time to time to sign and deliver assignments and other instruments relating to granting a security interest in the student loans referenced in the Revolving Financing Agreement, all as provided in said Revolving Financing Agreement.

FURTHER RESOLVED, that all above-named officers of the Trustee be and they hereby are each authorized on behalf of the Trustee to execute all such instruments and to perform all such other acts as may be appropriate for the purpose of carrying out the foregoing resolutions and effecting said Revolving Financing Agreement.

Certified as True and Correct.

Secretary

[Corporate Seal]

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ANNEX C

BORROWER
COMPLIANCE CERTIFICATE
(as of                                      , 20    )

The undersigned,                                                         , hereby certifies to Sallie Mae, Inc. (“Sallie Mae”) that on and as of the date hereof, the information below set out is correct and has been prepared in accordance with the applicable provisions of a certain Revolving Financing Agreement dated                                  (the “Agreement”) among [BORROWER], [TRUSTEE], and Sallie Mae:

COLLATERAL COMPLIANCE:

A. Principal Balance of Advances outstanding: $                                                   .

B. Aggregate unpaid principal balance of Eligible Loans owned by Borrower and pledged to Sallie Mae as of the date hereof: $                                                 .

C.	B	=	$	.
1.0

Amount of “C” must equal or exceed amount of “A”.

Amount of “B” excludes $                                                       in Insured Loans in respect of which the payment of principal or interest is at the time overdue for more than thirty (30) days.

Unless otherwise defined, all terms herein are used as defined in the Agreement.

IN WITNESS WHEREOF, the undersigned has caused this certificate to be signed by an authorized officer this                    day of                    , 20       .

[BORROWER]	Please forward certificate to:

By:	Sallie Mae, Inc.
1002 Arthur Drive
Name:	Lynn Haven, FL 32444
	Attention:	Compliance Analyst
Title:		Financial Reconciliation

ANNEX D-1

[INTENTIONALLY OMITTED]

ANNEX D-2

ASSIGNMENT AND SECURITY AGREEMENT

THIS ASSIGNMENT AND SECURITY AGREEMENT dated as of July 1, 2006, is made pursuant to a Revolving Financing Agreement dated July 1, 2006 (the “Agreement”) among Walden University, Inc. (the “Borrower”), Sallie Mae, Inc. (“Sallie Mae”), and Wells Fargo Bank, National Association, solely in its capacity as Trustee for the Borrower under the terms of that certain Eligible Lender Trust Agreement dated as of June 15, 2006, between the Borrower and the undersigned (the “Trustee”). Terms that are defined in the Agreement shall have their defined meanings when used herein.

As collateral security for the due and punctual payment of the Advances made or to be made under the above Agreement in accordance with the terms thereof, and all other Obligations of the Borrower or the Trustee to Sallie Mae, whether now or in the future existing, the Trustee and the Borrower hereby grant to Sallie Mae, its successors and assigns a security interest in, and pledge to Sallie Mae, all upon the terms more fully set forth in the Agreement, the below-described personal property owned by the Trustee or the Borrower, whether now or hereafter existing or now owned by the Trustee or the Borrower or hereafter acquired, wherever located (all such property being in this instrument called the “Security”), namely:

(i) All education loans from time to time legally owned by the Trustee and beneficially owned by the Borrower that were or are hereafter made pursuant to the Higher Education Act of 1965, as amended (“Loans”), along with all documentation related thereto and all rights of the Trustee and the Borrower with respect to such Loans, including all payments and rights to receive payment with respect thereto, which Loans may be identified in the records maintained by Sallie Mae, Inc. or its successor, or by any other servicer of such Loans, as being legally owned by the Trustee and beneficially owned by the Borrower;

(ii) All guarantee or insurance payments with respect to the Loans and all interest earned on such Loans or on such payments, along with all documentation related thereto and all rights of the Trustee and the Borrower with respect to any such guarantee or insurance payments;

(iii) All grants, contributions, or payments that may be received from any department, agency, or instrumentality of the United States with respect to the Loans, including without limitation any supplemental payments and other benefits payable in respect of such Loans under applicable federal or state law, regulations, or rulings or decisions of the Secretary of Education or of any guarantor, or any instrumentality or official thereof;

(iv) All rights of the Trustee and the Borrower in and to any origination or servicing agreements relating to any Loans;

(v) Any instruments, documents, or chattel paper (as defined in the Uniform Commercial Code) from time to time delivered to Sallie Mae in pledge in accordance with the Agreement;

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ANNEX E

[Alternate for UCC-1 When Eligible Lender Trustee is Involved]

Description of Collateral to Be Used in Completing Form UCC-1

(i) All education loans from time to time legally or beneficially owned by the Debtor that were or are hereafter made pursuant to the Higher Education Act of 1965, as amended (“Loans”), along with all documentation related thereto and all rights of the Debtor with respect to such Loans, including all payments and rights to receive payment with respect thereto, which Loans may be identified in the records maintained by Sallie Mae, Inc. or its successor, or by any other servicer of such Loans, as being legally or beneficially owned by the Debtor;

(ii) All guarantee or insurance payments with respect to the Loans and all interest earned on such Loans or on such payments, along with all documentation related thereto and all rights of the Debtor with respect to any such guarantee or insurance payments;

(iii) All grants, contributions, or payments that may be received from any department, agency, or instrumentality of the United States with respect to the Loans, including without limitation any supplemental payments and other benefits payable in respect of such Loans under applicable federal or state law, regulations, or rulings or decisions of the Secretary of Education or of any guarantor, or any instrumentality or official thereof;

(iv) All rights of the Debtor in and to any origination or servicing agreements relating to any Loans;

(v) Any instruments, documents, or chattel paper (as defined in the Uniform Commercial Code) from time to time delivered to the secured party in pledge in accordance with the Revolving Financing Agreement dated as of                          20     , among Walden University, Inc., Wells Fargo Bank, National Association, solely in its capacity as eligible lender trustee for Walden University, Inc., and the secured party;

(vi) Any and all depository or other accounts into which the secured party deposits the proceeds of Advances made under the Financing Agreement; and

(vii) Any and all proceeds, and proceeds of proceeds, of all of the foregoing (including any proceeds of insurance or guarantees).

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ANNEX F

SERVICER OPERATIONS REPORT
INSTITUTIONAL FINANCE DEPARTMENT

Borrower:

Period Ending:

Date Completed:

Completed By:

I. Default Claim Activity:

a. Number filed greater than 270 days delinquent:

II. Rejected Claim Activity:

a.   Number of new rejects in month:

b.   Number of rejects cured/resolved in month:

c.   Number of rejects outstanding at end of month:

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ANNEX G

Opinion of Counsel to Borrower

Sallie Mae, Inc.
12061 Bluemont Way
Reston, VA 20190

Attention: Legal Department

We have acted as legal counsel to                                                  (the “Borrower”) in connection with that certain Revolving Financing Agreement (together with all documents to be executed in connection therewith, hereafter the “Financing Agreement”) dated as of                                   , among the Borrower, [INSERT TRUSTEE], solely in its capacity as eligible lender trustee for the Borrower, and you (“Sallie Mae”). Terms defined in the Financing Agreement shall have the same meanings when used in this opinion. In giving this opinion we have examined copies of the Financing Agreement signed by the Borrower, originals or copies certified to our satisfaction of all corporate records of the Borrower, and such other documents, records, and other matters in our opinion appropriate or necessary to enable us to render our opinion.

Subject to the qualifications mentioned below, we are of the opinion that;

(1)   The Borrower is a                                    corporation, duly incorporated, validly existing, and in good standing under the laws of the State of                              , and is duly qualified to transact operations in all places where such qualification is necessary. The Borrower has the necessary power and legal authority to enter into and perform its obligations under the Financing Agreement and any instrument or agreement required thereunder, and to borrow under the Financing Agreement.

(2)   All action necessary for the due authorization, execution, delivery and performance of the Financing Agreement by the Borrower and any instrument or agreement required under the Financing Agreement has been duly taken. When executed by Sallie Mae, the Financing Agreement shall be the legal, valid and binding agreements of the Borrower enforceable against it in accordance with their terms, and any instrument or agreement required under the Financing Agreement has been so authorized and, when executed and delivered, shall be similarly valid, binding, and enforceable.

(3)   The execution, delivery and performance by the Borrower of the Financing Agreement and of any instrument or other agreement required thereunder do not and will not:

(i) require any consent or approval of the Borrower’s shareholders; or

(ii) violate any provision of any law, regulation, order, judgment, determination or award presently in effect having applicability to the Borrower or to the Borrower’s charter or by-laws; or

(iii) result in breach of, or constitute a default under, any outstanding deed, agreement, lease, or other instrument to which the Borrower is a party or by which it or any of its assets may be bound or affected.

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(4)   The Borrower and the Trustee have the full right and legal authority to grant a security interest in the Security to be pledged pursuant to the Financing Agreement.  Upon the making of an Advance, the security interest of Sallie Mae in the Security shall be a perfected, enforceable, prior, and first security interest therein free from all other liens, charges, encumbrances, and security interests of any kind.

(5)   The making and performance of the Financing Agreement and any instrument or other agreement required thereunder and the creation of a security interest in favor of Sallie Mae do not require the authorization, approval, or consent of any governmental authority.

(6)   There are no actions, suits, or proceedings pending or, to our knowledge, threatened against or affecting the Borrower or any of the assets of the Borrower before any court or governmental department, board, agency or instrumentality.

The qualifications to which, this opinion is subject are as follows:

(A)   This opinion is limited to the law of                                    and the law of the United States as in effect on the date of this opinion. No opinion is expressed as to the laws of any other jurisdiction.

(B)   We assume the Financing Agreement has been duly authorized by Sallie Mae and will be duly executed and delivered by Sallie Mae in accordance with such authorization.

(C)   Our opinion as to the binding effect of the obligations of the Borrower under the Financing Agreement and any instrument or other agreement required thereunder is subject to bankruptcy, insolvency, liquidation, and similar laws generally affecting creditors’ rights.

(D)   Our opinion is subject, to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law).

Very truly yours,

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